Exhibit 99.2

RMG Networks Announces One-Day Adjournment of Special Meeting

DALLAS, TX – May 13, 2015 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, today announced that its special meeting of stockholders that was scheduled for, and was convened on, May 12, 2015, was adjourned due to the lack of a requisite quorum. The vote in favor of the proposal was in excess of 98% as of May 12, 2015. Only stockholders of record on the record date of April 27, 2015, are entitled to vote and are being requested to vote.

The special meeting has been adjourned to 5:00 p.m. central time on Wednesday, May 13, 2015, at the Company’s headquarters located at 15301 Dallas Parkway, Suite 125, Addison, Texas to allow additional time for stockholders to vote on the proposal set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”). During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposal set forth in the Company’s proxy statement. If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder. The Company encourages all stockholders who have not yet voted to do so promptly.

No changes have been made in the proposal to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better manage their operations and connect with their employees. The company also connects brands with target audiences using video advertising networks. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, including statements relating to the special meeting of the Company’s stockholders. Examples of forward-looking statements include, among others, statements we make regarding the proposed sale of the Media business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital  on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor
Brett Maas/Rob Fink

646-536-7331/646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks